UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On November 30, 2018, KBS Strategic Opportunity REIT, Inc. (the “Company”, “we”, “our” or “us”), through an indirect wholly owned subsidiary, sold a portfolio of 21 office/flex/industrial buildings containing a total of 778,472 rentable square feet located on approximately 41 acres of land in Redmond, Washington (the “Westpark Portfolio”) to Keppel-KBS Westpark, LLC, a wholly owned subsidiary of Keppel-KBS US REIT (the “SREIT”). The sale price, net of closing credits, of the Westpark Portfolio was $165.5 million, before third-party closing costs of approximately $3.1 million and excluding any disposition fees payable to KBS Capital Advisors LLC, the Company’s external advisor. Prior to the sale of the Westpark Portfolio, the Company owned 43,999,500 common units of the SREIT, representing a 6.96% ownership interest. On November 26, 2018, the SREIT issued an aggregate of 186,236,224 common units of the SREIT as a result of their renounceable and underwritten rights issue. The Company purchased 12,979,852 common units of the SREIT for $6.5 million in connection with this offering, maintaining its 6.96% ownership interest. In connection with the sale of the Westpark Portfolio, the Company repaid $84.8 million of outstanding debt secured by the Westpark Portfolio.
The SREIT is externally managed by a joint venture (the “Manager”) between (i) an entity in which Keith D. Hall, the Company’s Chief Executive Officer and a director, and Peter McMillan III, the Company’s President and Chairman of the board of directors, have an indirect ownership interest and (ii) Keppel Capital Holding Pte. Ltd., which is not affiliated with the Company. The SREIT pays certain purchase and sale commissions and asset management fees to the Manager in exchange for the provision of certain management services.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information.
KBS Strategic Opportunity REIT, Inc.

Summary of Unaudited Pro Forma Financial Statements	F-1
Unaudited Pro Forma Balance Sheet as of September 30, 2018	F-2
Unaudited Pro Forma Statement of Operations for the Nine Months Ended September 30, 2018	F-4
Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2017	F-6

1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: November 30, 2018	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary

2

KBS STRATEGIC OPPORTUNITY REIT, INC.
SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following pro forma information should be read in conjunction with the consolidated balance sheet and notes of KBS Strategic Opportunity REIT, Inc. (“KBS SOR”) as of September 30, 2018, the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2017 and for the nine months ended September 30, 2018 and the notes thereto. The consolidated financial statement of KBS SOR for the year ended December 31, 2017 and the consolidated financial statements as of and for the nine months ended September 30, 2018 have been included in KBS SOR’s prior filings with the SEC.
The unaudited pro forma balance sheet as of September 30, 2018 has been prepared to give effect to the disposition of a portfolio of 21 office/flex/industrial buildings containing a total of 778,472 rentable square feet located on approximately 41 acres of land in Redmond, Washington (the “Westpark Portfolio”), as if the disposition occurred on September 30, 2018.
The unaudited pro forma statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 have been prepared to give effect to the disposition of the Westpark Portfolio on November 30, 2018, as if such disposition occurred on January 1, 2017.
These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the disposition of the Westpark Portfolio been consummated as of the dates indicated.

KBS STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA BALANCE SHEET
As of September 30, 2018
(in thousands, except share and per share amounts)

		Pro Forma Adjustments
	KBS Strategic Opportunity REIT Historical (a)	Westpark Portfolio (b)		Pro Forma Total
Assets
Real estate held for investment, net	$804,079	$(124,119)		$679,960
Real estate equity securities	98,735	6,490	(c)	105,225
Real estate debt securities, net	17,855	—		17,855
Total real estate and real estate-related investments, net	920,669	(117,629)		803,040
Cash and cash equivalents	93,357	69,290	(d)	162,647
Restricted cash	12,525	—		12,525
Investments in unconsolidated joint ventures	47,304	—		47,304
Rents and other receivables, net	14,103	(2,700)		11,403
Above-market leases, net	3,485	(7)		3,478
Prepaid expenses and other assets	18,056	(2,433)		15,623
Total assets	$1,109,499	$(53,479)		$1,056,020
Liabilities and equity
Notes and bonds payable, net	741,129	(84,503)	(e)	656,626
Accounts payable and accrued liabilities	17,788	—		17,788
Due to affiliate	65	—		65
Below-market leases, net	5,554	(160)		5,394
Other liabilities	16,538	—		16,538
Redeemable common stock payable	4,442	—		4,442
Total liabilities	785,516	(84,663)		700,853
Commitments and contingencies
Redeemable common stock	—	—		—
Equity
KBS Strategic Opportunity REIT, Inc. stockholders' equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—		—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 54,231,264 issued and outstanding as of September 30, 2018	542	—		542
Additional paid-in capital	428,622	—		428,622
Cumulative distributions and net income	(107,770)	31,184		(76,586)
Total KBS Strategic Opportunity REIT, Inc. stockholders’ equity	321,394	31,184		352,578
Noncontrolling interests	2,589	—		2,589
Total equity	323,983	31,184		355,167
Total liabilities and equity	$1,109,499	$(53,479)		$1,056,020

KBS STRATEGIC OPPORTUNITY REIT, INC.
NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
As of September 30, 2018

(a)	Historical financial information derived from KBS SOR’s Quarterly Report on Form 10-Q as of September 30, 2018.

(b)	Represents adjustments to reflect the disposition of the Westpark Portfolio. The sale price, net of closing credits, of the Westpark Portfolio was $165.5 million.

(c)	Represents the purchase of 12,979,852 common units of the SREIT for $6.5 million in order to maintain the Company’s 6.96% ownership interest.

(d)
Represents the amount of proceeds from the Westpark Portfolio disposition after closing credits of approximately $3.9 million, third-party closing costs of approximately $3.1 million, disposition fees of approximately $1.6 million, the repayment of $85.0 million of outstanding debt secured by the Westpark Portfolio and the purchase of 12,979,852 common units of the SREIT for $6.5 million.

(e)
Represents the required repayment of the outstanding debt due under the mortgage secured by the Westpark Portfolio. As of September 30, 2018, the aggregate outstanding principal balance of the loan was $85.0 million.

KBS STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2018
(in thousands, except share and per share amounts)

		Pro Forma Adjustments
	KBS Strategic Opportunity REIT Historical (a)	Westpark Portfolio (b)	Pro Forma Total
Revenues:
Rental income	$53,681	$(7,797)	$45,884
Tenant reimbursements	9,729	(2,565)	7,164
Other operating income	2,001	—	2,001
Interest income from real estate debt securities	1,525	—	1,525
Dividend income from real estate equity securities	5,146	—	5,146
Total revenues	72,082	(10,362)	61,720
Expenses:
Operating, maintenance, and management	21,395	(2,665)	18,730
Real estate taxes and insurance	8,982	(906)	8,076
Asset management fees to affiliate	6,342	(784)	5,558
General and administrative expenses	6,037	(79)	5,958
Foreign currency transaction gain, net	(9,106)	—	(9,106)
Depreciation and amortization	26,133	(5,151)	20,982
Interest expense	22,814	(3,046)	19,768
Total expenses	82,597	(12,631)	69,966
Other income (loss):
Income from unconsolidated joint venture	428	—	428
Other interest income	1,602	(1)	1,601
Equity in loss of unconsolidated joint venture	(7,394)	—	(7,394)
Loss on real estate equity securities	(6,546)	—	(6,546)
Gain on sale of real estate	45,340	—	45,340
Loss on extinguishment of debt	(26)	—	(26)
Total other income, net	33,404	(1)	33,403
Net income before income taxes	22,889	2,268	25,157
Income tax provision	(178)	—	(178)
Net income	22,711	2,268	24,979
Net loss attributable to noncontrolling interests	141	—	141
Net income attributable to common stockholders	$22,852	$2,268	$25,120
Net income per common share, basic and diluted	$0.38		$0.42
Weighted-average number of common shares outstanding, basic and diluted	59,649,846		59,649,846

KBS STRATEGIC OPPORTUNITY REIT, INC.
NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2018

(a)	Historical financial information derived from KBS SOR’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2018.

(b)	Amounts represent the historical operations of the Westpark Portfolio as reflected in the historical statement of operations of KBS SOR for the nine months ended September 30, 2018.

KBS STRATEGIC OPPORTUNITY REIT, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017
(in thousands, except share and per share amounts)

		Pro Forma Adjustments
	KBS Strategic Opportunity REIT Historical (a)	Westpark Portfolio (b)	Pro Forma Total
Revenues:
Rental income	$110,690	$(9,598)	$101,092
Tenant reimbursements	21,710	(3,134)	18,576
Other operating income	4,001	(11)	3,990
Interest income from real estate debt securities	1,782	—	1,782
Dividend income from real estate equity securities	2,531	—	2,531
Total revenues	140,714	(12,743)	127,971
Expenses:
Operating, maintenance, and management	42,611	(2,941)	39,670
Real estate taxes and insurance	17,404	(1,124)	16,280
Asset management fees to affiliate	10,686	(999)	9,687
General and administrative expenses	6,138	(6)	6,132
Foreign currency transaction loss, net	15,298	—	15,298
Depreciation and amortization	53,446	(7,292)	46,154
Interest expense	37,149	(3,350)	33,799
Total expenses	182,732	(15,712)	167,020
Other income, net:
Income from unconsolidated joint venture	2,073	—	2,073
Other interest income	1,105	(1)	1,104
Equity in loss of unconsolidated joint venture	(6,037)	—	(6,037)
Gain on sale of real estate	255,935	—	255,935
Loss on extinguishment of debt	(478)	—	(478)
Total other income, net	252,598	(1)	252,597
Net income	210,580	2,968	213,548
Net loss attributable to noncontrolling interests	64	—	64
Net income attributable to common stockholders	$210,644	$2,968	$213,612
Net income per common share, basic and diluted	$3.77		$3.83
Weighted-average number of common shares outstanding, basic and diluted	55,829,708		55,829,708

KBS STRATEGIC OPPORTUNITY REIT, INC.
NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017

(a)	Historical financial information derived from KBS SOR’s Annual Report on Form 10-K for the year ended December 31, 2017.

(b)	Amounts represent the historical operations of the Westpark Portfolio as reflected in the historical statement of operations of KBS SOR for the year ended December 31, 2017.